Exhibit 4.6

E*TRADE FINANCIAL CORPORATION

and

THE BANK OF NEW YORK,

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of November [22], 2005

THIS SUPPLEMENTAL INDENTURE No. 1 (this “Supplemental Indenture No. 1”), dated as of November [22], 2005, is between E*TRADE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee an Indenture dated as of November [22], 2005, between the Company and the Trustee (the “Base Indenture” and together with this Supplemental Indenture No. 1, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, Section 8.01(e) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 or Section 2.03 of the Base Indenture;

WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its [    ]% Subordinated Notes due 2018 (the “Subordinated Notes”), the form and terms of such Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 1; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 1, and all requirements necessary to make this Supplemental Indenture No. 1 a valid, binding and enforceable instrument in accordance with its terms, and to make the Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Relation to Base Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this Supplemental Indenture No. 1:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture, or, if not defined in the Base Indenture, in the Purchase Contract and Pledge Agreement or the Remarketing Agreement;

(b) a term defined anywhere in this Supplemental Indenture No. 1 has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Accounting Event” means the receipt by the audit committee of the Company’s Board of Directors of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from the Company’s independent auditors, provided at the request of management, to the effect that, as a result of a change in accounting rules after the date of original issuance of the Subordinated Notes, the Company must either (a) account for the Purchase Contracts as derivatives under SFAS 133 (or otherwise mark-to-market or measure the fair value of all or any portion of the Purchase Contracts with changes appearing in the Company’s income statement) or (b) account for the Equity Units using the if-converted method under SFAS 128, and that such accounting treatment will cease to apply upon redemption of the Subordinated Notes.

“Applicable Ownership Interest in Subordinated Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Applicable Principal Amount” means the aggregate principal amount of the Subordinated Notes underlying the Applicable Ownership Interest in Subordinated Notes that are components of the Corporate Units on the Special Event Redemption Date.

“Beneficial Owner” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Board of Directors” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Cash Merger Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Cash Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Collateral Account” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Corporate Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Coupon Rate” has the meaning set forth in Section 2.05(a).

“Deferral Period,” with respect to the Subordinated Notes, means any period during which the Company elects to extend the interest payment on the Subordinated Notes pursuant to Section 2.06; provided that a Deferral Period (or any extension thereof) may not extend beyond the earlier of the Stated Maturity or the Redemption Date of the Subordinated Notes and must end on an Interest Payment Date or, if the Subordinated Notes are redeemed, on the earlier of an Interest Payment Date or the Redemption Date for the Subordinated Notes.

“Depositary” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Depositary Participant” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Early Settlement” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Final Remarketing Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Global Subordinated Notes” has the meaning set forth in Section 2.04.

“Interest Payment Date” means a Quarterly Interest Payment Date or a Semiannual Interest Payment Date.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date on which interest was paid or duly provided for (or if none, the Special Interest Payment Date) to, but excluding, such Interest Payment Date

“Maturity Date” has the meaning set forth in Section 2.02.

“Note Payment” has the meaning set forth in Section 9.01.

“Optional Redemption” means the redemption of the Subordinated Notes pursuant to the terms of Article 3.

“Optional Redemption Date” has the meaning set forth in Section 3.02.

“Payment Blockage Notice” has the meaning set forth in Section 9.01.

“Payment Blockage Period” has the meaning set forth in Section 9.01.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Pledged Applicable Ownership Interests in Subordinated Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of November [22], 2005, among the Company, The Bank of New York, as Purchase Contract Agent, and attorney-in-fact for Holders of the Purchase Contract, and The Bank of New York, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.

“Purchase Contract Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Put Price” has the meaning set forth in Section 8.05(a).

“Put Right” has the meaning set forth in Section 8.05(a).

“Quarterly Interest Payment Date” has the meaning set forth in Section 2.05(b)(i).

“Quotation Agent” means any primary U.S. government securities dealer selected by the Company.

“Record Date” means, with respect to any Interest Payment Date for the Subordinated Notes, the first Business Day of the calendar month in which such Interest Payment Date falls.

“Redemption” means the redemption of the Subordinated Notes pursuant to the terms of Article 3 hereof.

“Redemption Amount” means, for each Subordinated Note, an amount equal to the product of the principal amount of such Subordinated Note and a fraction, the numerator of which is the Treasury Portfolio Purchase Price and the denominator of which is the Applicable Principal Amount; provided that in no event shall the Redemption Amount for any Subordinated Note be less than the principal amount of such Subordinated Note.

“Redemption Date” means either the Optional Redemption Date or Special Event Redemption Date.

“Redemption Price” shall mean, for each Subordinated Note, the Redemption Amount plus any accrued and unpaid interest on such Subordinated Note to, but excluding, the Redemption Date.

“Remarketed Subordinated Notes” has the meaning set forth in the Remarketing Agreement.

“Remarketing” has the meaning set forth in the Remarketing Agreement.

“Remarketing Agent” means Morgan Stanley & Co. Incorporated, or any successor thereto or replacement Remarketing Agent appointed by the Company pursuant to the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of November [22], 2005, among the Company, Morgan Stanley & Co. Incorporated, as Remarketing Agent and The Bank of New York, as Purchase Contract Agent, as amended from time to time.

“Remarketing Fee” has the meaning set forth in the Remarketing Agreement.

“Remarketing Price” has the meaning set forth in the Remarketing Agreement.

“Reset Rate” has the meaning set forth in the Remarketing Agreement.

“Semiannual Interest Payment Date” has the meaning set forth in Section 2.05(b)(ii).

“Senior Indebtedness” means the principal, premium, if any, and interest on and any other payments due pursuant to any of the following, whether outstanding as of the date of the indenture or incurred or created thereafter: (a) all of the indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is given the vender or another party to secure all or part of the purchase price of the property subject to the lien, or which lien is existing on the property at the time of the acquisition of the property), (b) all of the indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money, (c) all of the lease obligations of the Company which are capitalized on its books in accordance with generally accepted accounting principles, (d) all indebtedness of others or lease obligations of the kind described above assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise and (e) all renewals, extensions or refundings of indebtedness or lease obligations of the kind described above; provided that Senior Indebtedness shall not include (a) the Company’s 6% Convertible Subordinated Notes due 2007, (b) indebtedness for trade payables or constituting the deferred purchase price of assets or services incurred in the ordinary cause of business, (c) any other obligations of the kind described above that expressly provide that they are subordinated to or not superior in right of payment to the Subordinated Notes, and indebtedness owed to any of the Company’s majority-owned subsidiaries.

“Separate Subordinated Notes” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Significant Subsidiary” has the same meaning as the definition of that term set forth in Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission.

“Special Event” shall mean either a Tax Event or an Accounting Event.

“Special Event Redemption “ means a redemption effected in connection with and as a result of the occurrence of a Special Event pursuant to Section 3.01.

“Special Event Redemption Date” has the meaning set forth in Section 3.01.

“Special Interest Payment Date” has the meaning set forth in Section 2.05(d).

“Stock Purchase Contract” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Tax Event” means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Subordinated Notes, there is more than an insubstantial increase in the risk that interest payable by the Company on the Subordinated Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Termination Event” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Treasury Portfolio” means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to [    ,  ] in an aggregate amount at maturity equal to the Applicable Principal Amount and with respect to each scheduled Interest Payment Date on the Subordinated Notes that occurs after the Special Event Redemption Date, to and including the Purchase Contract Settlement Date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the Applicable Principal Amount of the Subordinated Notes on such date.

“Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m., New York City time, on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Special Event Redemption Date.

“Treasury Unit” has the meaning set forth in the Purchase Contract and Pledge Agreement.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture” and “Subordinated Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 1 and the paragraph preceding such recitals.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED NOTES

Section 2.01 Designation and Principal Amount. There is hereby authorized a series of Securities designated as [    ]% Subordinated Notes due 2018 limited in aggregate principal amount to $450,000,000. The Subordinated Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Subordinated Notes pursuant to Section 2.03 of the Base Indenture.

Section 2.02 Maturity. Unless a Special Event Redemption occurs prior to the Maturity Date (defined below), the date upon which the Subordinated Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is [    ], 2018 (the “Maturity Date”).

Section 2.03 Form, Payment and Appointment. Except as provided in Section 2.04, the Subordinated Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Subordinated Notes will be payable, the transfer of such Subordinated Notes will be registrable, and such Subordinated Notes will be exchangeable for Subordinated Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the holder entitled to payment.

No service charge shall be made for any registration of transfer or exchange of the Subordinated Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Paying Agent for the Subordinated Notes shall initially be the Trustee.

The Subordinated Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Subordinated Notes underlying the Pledged Applicable Ownership Interests in Subordinated Notes (other than any release of Subordinated Notes underlying Pledged Applicable Ownership Interests in Subordinated Notes in connection with (i) the creation of Treasury Units by Collateral Substitution, (ii) a Successful Remarketing, (iii) Cash Merger Early Settlement, (iv) Early Settlement with separate cash or (v) Cash Settlement, in accordance with Section 3.13, Section 5.02(b), Section 5.04, Section 5.07 or Section 5.02(a) of the Purchase

Contract and Pledge Agreement, as the case may be), the Subordinated Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof, and the Company shall issue Subordinated Notes in any such denominations if requested by the Purchase Contract Agent on behalf of any holder or Beneficial Owner.

Section 2.04 Global Subordinated Notes. Subordinated Notes corresponding to Applicable Ownership Interests in Subordinated Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be issued in permanent global form (a “Global Subordinated Note”), and if issued as one or more Global Subordinated Notes, the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Upon the creation of Treasury Units, or the re-creation of Corporate Units, an appropriate annotation shall be made on the Schedule of Increases and Decreases on the Global Subordinated Notes held by the Depositary. Unless and until such Global Subordinated Note is exchanged for Subordinated Notes in certificated form, Global Subordinated Notes may be transferred, in whole but not in part, and any payments on the Subordinated Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05 Interest. (a) The Subordinated Notes will bear interest initially at the rate of [    ]% per year (the “Coupon Rate”) from and including November [22], 2005 to, but excluding, the Maturity Date, or in the event of a Successful Remarketing, the Purchase Contract Settlement Date. In the event of a Successful Remarketing of the Subordinated Notes, the Coupon Rate will be reset by the Remarketing Agent to the Reset Rate with effect from the Purchase Contract Settlement Date, as set forth in Section 8.03. If the Coupon Rate is so reset, the Subordinated Notes will bear interest at the Reset Rate from and including the Purchase Contract Settlement Date to, but excluding, the Maturity Date. The Subordinated Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Purchase Contract Settlement Date, in each case, compounded quarterly through the Purchase Contract Settlement Date and compounded semi-annually, thereafter.

(b) (i) Prior to and on the Purchase Contract Settlement Date, interest on the Subordinated Notes shall be payable quarterly in arrears on [    ], [    ], [    ] and [    ] of each year (each, a “Quarterly Interest Payment Date”), commencing [    ], 2006, to the Person in whose name the relevant Subordinated Notes are registered at the close of business on the Record Date for such Interest Payment Date.

(ii) After the Purchase Contract Settlement Date and following a successful Remarketing, interest on the Subordinated Notes shall be payable semi-annually in arrears on [    ] and [    ] of each year (each, a “Semiannual Interest Payment Date”), commencing [    ], 2008, to the Person in whose name the relevant Subordinated Notes are registered at the close of business on the Record Date for such Interest Payment Date.

(c) The amount of interest payable for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

Section 2.06 Interest Deferral

(a) Notwithstanding the provisions of Section 2.05 or any other provision herein to the contrary, the Company shall have the right, in its sole and absolute discretion at any time and from time to time while the Subordinated Notes are outstanding, to defer payments of interest by extending the interest payment for the Subordinated Notes at any time or from time to time prior to the Purchase Contract Settlement Date, provided that such Deferral Period (or any extension thereof) may not extend beyond the Purchase Contact Settlement Date or Redemption Date of any Subordinated Note, and must end on an Interest Payment Date or, if the Subordinated Notes are redeemed, on an Interest Payment Date or the Redemption Date for the Subordinated Notes, and provided further that at the end of each Deferral Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate accruing on such Subordinated Notes). Prior to the termination of a Deferral Period, the Company may further extend the interest payment for the Subordinated Notes, provided that such Deferral Period together with all such previous and further extensions may not exceed the maximum deferral period, end on a date other than an Interest Payment Date or extend beyond the earlier of a Purchase Contact Settlement Date or Redemption Date of any Subordinated Note.

(b) The Company shall give the Trustee written notice of the Company’s election to begin a Deferral Period for the Subordinated Notes and any extension thereof at least five Business Days prior to the earlier of:

(i) the date cash distributions on the Subordinated Notes would have been payable except for the election to begin or extend the Deferral Period; and

(ii) the date the Company is required to give notice to the New York Stock Exchange or any other applicable self-regulatory organization or to holders of the Subordinated Notes of the Record Date, provided that such notice shall be delivered not less than five Business Days prior to such Record Date;

provided that in no event shall such notice of the Company’s election be sent more than 15 Business Days prior to the date on which payment of all amounts then due is scheduled to occur.

The Company shall give or cause the Trustee to give notice (a form of which shall be provided by the Company to the Trustee) of the Company’s election to begin a Deferral Period to the Holders by first class mail, postage prepaid.

The Company may at any time irrevocably waive its right to defer interest on the Subordinated Notes for any specified period (including the remaining term of the Subordinated Notes).

(c) Restricted Payments Limitations

While a Deferral Period is in effect, the Company may not

(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or

(ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any other debt securities issued by the Company that rank equally with or junior to the Subordinated Notes (other than with respect to the Company’s 6% Convertible Subordinated Notes due 2007).

The provisions of this Section 2.06(c) shall not prevent the Company from any of the following:

(i) any repurchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of the Company’s capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Event of Default, Default or extension period, as the case may be;

(ii) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of the Company’s subsidiaries, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(iii) any purchase of, or payment of cash in lieu of, fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

(iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

(b) All accrued and unpaid interest, including interest thereon, will be due and payable on the Purchase Contract Settlement Date and may not be further deferred. The

Company may defer payments of interest for subsequent periods, subject to the other requirements specified herein, until the Maturity Date of the Subordinated Notes. Deferred payments of interest to which holders are entitled will accrue additional interest, compounded quarterly, from the relevant payment date for payments of interest during any deferral period, at the rate of [    ]%, to the extent permitted by applicable law.

(c) At the end of a Deferral Period, and as a condition to the Company’s release from the limitations under Section 2.06(c) hereunder, the Company must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law.

(d) Upon the termination of any Deferral Period, or any extension of the related Deferral Period, and the payment of all amounts then due, the Company may begin a new Deferral Period, subject to the limitations described in this Section 2.06. No interest shall be due and payable during a deferral period except at the end thereof.

Section 2.07 No Defeasance. Section 10.01(c) of the Base Indenture shall not apply to the Subordinated Notes.

Section 2.08 No Sinking Fund or Repayment at Option of the Holder. The Subordinated Notes are not entitled to the benefit of any sinking fund and Section 12.05 of the Base Indenture shall not apply to the Subordinated Notes.

Section 2.09 Paying Agent. The Company initially appoints the Trustee as the Paying Agent for the Subordinated Notes.

ARTICLE III

REDEMPTION OF THE SUBORDINATED NOTES

Section 3.01 Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Subordinated Notes in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing and the Purchase Contract Settlement Date, at a price per Subordinated Note equal to the Redemption Price, payable on the date of redemption (the “Special Event Redemption Date”) to the Person in whose name the relevant Subordinated Notes are registered at the close of business on the Special Event Redemption Date.

Section 3.02 Optional Redemption. The Company may redeem the Subordinated Notes, in whole or in part, on a date not earlier than the later of (i) the second anniversary of the Purchase Contract Settlement Date, or (ii) five years after commencement of any Deferral Period then in effect at a price per Subordinated Note equal to the Redemption Price, payable on the date of redemption (the “Optional Redemption Date”).

The Company may at any time irrevocably waive its right to redeem the Subordinated Notes for any specified period (including the remaining term of the Subordinated Notes). The Company may not redeem the Subordinated Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Subordinated Notes for all interest periods terminating on or prior to the Redemption Date. In the event of a Failed Final Remarketing, the Company may apply the principal amount of the Subordinated Notes against the obligations of a holder under the Stock Purchase Contracts.

Section 3.03 Notice of Redemption. If the Company so elects to redeem the Subordinated Notes, the Company shall appoint the Quotation Agent to assist the Company in determining the Treasury Portfolio Purchase Price. Notice of any Redemption will be mailed by the Company (with a copy to the Trustee) at least 30 days but not more than 60 days before the Redemption Date to each Person in whose name the Subordinated Notes are registered at its registered address. In addition, the Company shall notify the Collateral Agent in writing that a Special Event has occurred or that it has elected to redeem the Subordinated Notes, as the case may be, and that the Company intends to redeem the Subordinated Notes on the Redemption Date.

Section 3.04 Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Subordinated Notes, (b) the Subordinated Notes shall become due and payable at the Redemption Price, and (c) the Subordinated Notes shall be void and all rights of the holders in respect of the Subordinated Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Subordinated Notes but without interest on such Redemption Price). Following the notice of a Redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Subordinated Notes to be redeemed.

Section 3.05 Redemption Procedures. On or prior to the Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for all outstanding Subordinated Notes. In exchange for any Subordinated Notes surrendered for redemption on or after the Redemption Date, the Trustee shall pay an amount equal to the Redemption Price (a) to the Collateral Agent, in the case of Subordinated Notes that underlie the Applicable Ownership Interests in Subordinated Notes included in Corporate Units, which amount shall be applied by the Collateral Agent in accordance with the terms of the Purchase Contract and Pledge Agreement, and (b) to the holders of the Separate Subordinated Notes, in the case of Separate Subordinated Notes.

Section 3.06 No Other Redemption. Except as set forth in this Article 3, the Subordinated Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 12 of the Base Indenture.

ARTICLE IV

FORM OF SUBORDINATED NOTE

Section 4.01 Form of Subordinated Note. The Subordinated Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Subordinated Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE V

ORIGINAL ISSUE OF SUBORDINATED NOTES

Section 5.01 Original Issue of Subordinated Notes. Subordinated Notes in the aggregate principal amount of $450,000,000 may from time to time, upon execution of this Supplemental Indenture No. 1, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Notes to or upon the written order of the Company pursuant to Section 2.04 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01 Supplemental Indentures with Consent of holders of Subordinated Notes. As set forth in Section 8.02 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Subordinated Notes affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture or of modifying in any manner the rights of the holders of the Subordinated Notes; provided, however, that, in addition to clauses (a) and (b) of Section 8.02 of the Base Indenture, no such indenture or supplemental indenture shall (a) reduce the percentage in principal amount of the Subordinated Notes, the holders of which are required to consent to any waiver of any past Default or Event of Default, (b) modify the terms of the Put Right or (c) modify the interest rate reset or Remarketing provisions of the Subordinated Notes, without, in the case of each of the foregoing clauses (a), (b) and (c), the consent of the holder of each Subordinated Note affected.

Section 6.02 Supplemental Indentures without Consent of holders of Subordinated Notes. As set forth in Section 8.01 of the Base Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental thereto or to the Base Indenture for the purpose of adding certain provisions or changing certain provisions of the Base Indenture or this Supplemental Indenture without the consent of the holders of the Subordinated Notes. In addition to clauses (a) through (f) of Section 8.01 of the Base Indenture, in connection with the Remarketing, the Company and the Trustee may modify the terms of the Subordinated Notes in each case to be effective on and after the Purchase Contract Settlement Date to make them (i) rank senior, senior-subordinate or have any other ranking greater than the ranking of the Subordinated Notes on the date of this Indenture; and (ii) mature at any time earlier than the stated maturity, provided that the Subordinated Notes may not mature earlier than [            ], [    ]; provided, however, that notice of such modification of the terms is provided to holders of the Subordinated Notes prior to such time (which, if applicable, may be in the form of the prospectus used for the Remarketing of the Subordinated Notes delivered to the holders of the Subordinated Notes).

ARTICLE VII

MISCELLANEOUS

Section 7.01 Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and this Supplemental Indenture No. 1 shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 7.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 1.

Section 7.03 New York Law To Govern. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SUBORDINATED NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 7.04 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 1 or of the Subordinated Notes, but this Supplemental Indenture No. 1 and the Subordinated Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 7.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE VIII

REMARKETING

Section 8.01 Remarketing Procedures. (a) Unless a Redemption or a Termination Event has occurred prior to the Initial Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Subordinated Notes. The Company will request, not later than 20 Business Days prior to the Initial Remarketing Date, that the Depositary or its nominee notify the Beneficial Owners or Depositary Participants holding Separate Subordinated Notes, Corporate Units and Treasury Units of the procedures to be followed in the Remarketing, including, in the case of a Failed

Final Remarketing, the procedures that must be followed by a holder of Separate Subordinated Notes if such holder wishes to exercise its Put Right or by a holder of Applicable Ownership Interests in Subordinated Notes if such holder elects not to exercise its Put Right.

(b) Each holder of Separate Subordinated Notes may elect to have Separate Subordinated Notes held by such holder remarketed in any Remarketing. A holder making such an election must, pursuant to the Purchase Contract and Pledge Agreement, notify the Custodial Agent and deliver such Separate Subordinated Notes to the Custodial Agent prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date (but no earlier than the Interest Payment Date immediately preceding the Initial Remarketing Date). Any such notice and delivery may be withdrawn prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to each Remarketing. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the Initial Remarketing Date, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the principal amount of Separate Subordinated Notes tendered for remarketing and shall cause such Separate Subordinated Notes to be presented to the Remarketing Agent. Under Section 5.02 of the Purchase Contract and Pledge Agreement, Subordinated Notes that underlie Applicable Ownership Interests in Subordinated Notes included in Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.

(c) The right of each holder of Remarketed Subordinated Notes to have such Subordinated Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement on such Remarketing Date, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Subordinated Notes at the Remarketing Price based on the Reset Rate and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

(d) Neither the Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Subordinated Notes for remarketing.

Section 8.02 Remarketing. (a) Unless a Redemption or a Termination Event has occurred prior to the Initial Remarketing Date, on the Initial Remarketing Date, the Remarketing Agent shall, pursuant and subject to the terms of the Remarketing Agreement, use its reasonable efforts to remarket the Remarketed Subordinated Notes at the Remarketing Price.

(b) In the case of a Failed Initial Remarketing, on the Second Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Subordinated Notes at the Remarketing Price. In the case of a Failed Second

Remarketing, on the Final Remarketing Date, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Subordinated Notes at the Remarketing Price. It is understood and agreed that Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.

Section 8.03 Reset Rate. (a) In connection with each Remarketing, the Remarketing Agent shall determine the Reset Rate (rounded to the nearest one-thousandth (0.001) of one percent per annum).

(b) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law.

(c) In the event of a Failed Remarketing or if no Applicable Ownership Interests in Subordinated Notes are included in Corporate Units and none of the holders of the Separate Subordinated Notes elect to have their Subordinated Notes remarketed in any Remarketing, the applicable interest rate on the Subordinated Notes will not be reset and will continue to be the Coupon Rate.

(d) In the event of a Successful Remarketing, the Coupon Rate shall be reset on the Purchase Contract Settlement Date to the Reset Rate as determined by the Remarketing Agent under the Remarketing Agreement, and the Company shall issue a press release containing such Reset Rate and publish such information on its website.

Section 8.04 Failed Remarketing. If, by 4:00 p.m., New York City time, on any Remarketing Date, the Remarketing Agent is unable to remarket all of the Remarketed Subordinated Notes at the Remarketing Price pursuant to the terms and conditions hereof and of the Remarketing Agreement, a Failed Remarketing shall be deemed to have occurred.

Section 8.05 Put Right.

(a) Subject to paragraph (b) hereof, if there has not been a Successful Remarketing on or prior to the Final Remarketing Date, holders of Subordinated Notes will, subject to this Section 8.05, have the right (the “Put Right”) to require the Company to purchase such Subordinated Notes on the Purchase Contract Settlement Date, at a price per Subordinated Note to be purchased equal to the principal amount of the applicable Subordinated Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).

(b) The Put Right of holders of Applicable Ownership Interests in Subordinated Notes that are part of Corporate Units will be deemed to be automatically exercised unless such holders (1) prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, provide written notice to the Purchase Contract Agent of their intention to settle the related Purchase Contract with separate cash, and (2) on or prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date, deliver to the Collateral Agent $25 in cash per

Purchase Contract, in each case pursuant to the Purchase Contract Agreement, and such holders shall be deemed to have elected to pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from a portion of the proceeds of the Put Right of the Subordinated Notes underlying such Applicable Ownership Interests in Subordinated Notes equal to the Purchase Price in full satisfaction of such holders’ obligations under the Purchase Contracts, and any remaining amount of the Put Price following satisfaction of the related Purchase Contracts will be paid to such holder.

(c) The Put Right of a holder of a Separate Subordinated Note shall only be exercisable upon delivery of a notice to the Trustee by such holder on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. On or prior to the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Subordinated Notes with respect to which a holder has exercised a Put Right. In exchange for any Separate Subordinated Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the holders of such Separate Subordinated Notes.

Section 8.06 Additional Events of Default. In addition to the events listed as Events of Default in Section 5.01 of the Base Indenture, the following shall be additional Events of Default with respect to the Subordinated Notes:

(a) subject to the Company’s right to defer payments of interest under Section 2.06 hereunder, the Company fails to pay interest on the Subordinated Notes for thirty days past the applicable due date,

(b) the Company fails to pay the principal amount of, or premium, if any, on, the Subordinated Notes when due (whether at the Maturity Date, as a result of a Put Right or otherwise),

(c) the Company fails to observe or perform any other covenant or agreement in the Indenture, which continues for 60 days after written notice from the Trustee or holders of at least 25% of the outstanding principal amount of the Subordinated Notes as provided in the Indenture or

(d) there occurs with respect to any issue or issues of indebtedness of the Company or any Significant Subsidiary of the Company having an outstanding principal amount of $20 million or more in the aggregate for all such issues of all such persons, (i) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended.

ARTICLE IX

SUBORDINATION

Section 9.01 Subordination. The subordination provisions contained in Article XIII of the Base Indenture shall apply to the Subordinated Notes.

In addition, no direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Subordinated Notes, whether pursuant to the terms of the Subordinated Notes, upon acceleration, pursuant to any repurchase, redemption or otherwise (each a “Note Payment”), will be made, if, at the time of such payment, there exists a default in the payment in cash of all or any portion of the principal of, premium, if any, or interest on any Senior Indebtedness when due, or any Senior Indebtedness has been accelerated, and such default shall not have been cured or waived in writing or the benefits of this sentence waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any non-payment Event of Default with respect to any Senior Indebtedness, and upon receipt by the Trustee of written notice, referring to this Indenture and entitled “Payment Blockage Notice” (a “Payment Blockage Notice”), from the holder or holders of Senior Indebtedness, then, unless and until such Event of Default has been cured or waived in writing or has ceased to exist or such Senior Indebtedness has been discharged or repaid in full in cash (or such payment shall be duly provided for in a manner satisfactory to holders of such Senior Indebtedness) or otherwise to the extent holders of such Senior Indebtedness in their sole discretion accept satisfaction of amounts due by settlement in other than cash or the benefits of these provisions have been waived in writing by the holders of such Senior Indebtedness, no Note Payment will be made to such holders during a period (a “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice by the Trustee and ending 179 days thereafter. The Trustee shall deliver a copy of the Payment Blockage Notice to the Company promptly upon receipt thereof.

Notwithstanding anything in the subordination provisions of this Indenture or the Subordinated Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was received by the Trustee and (2) not more than one Payment Blockage Period may exist with respect to the Subordinated Notes during any period of 365 consecutive calendar days. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice (whether or not such event is with respect to the same issue of Senior Indebtedness) may be, or be made, the basis for a subsequent Payment Blockage Notice.

ARTICLE X

TAX TREATMENT

Section 10.01 Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit or a Separate Subordinated Note, each holder will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of an Applicable Ownership Interest in Subordinated Notes and the Purchase Contract constituting the Corporate Unit and (2) to treat the

Applicable Ownership Interest in Subordinated Notes or Separate Subordinated Note, as the case may be, as indebtedness for United States federal, state and local income and franchise tax purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

[CORPORATE SEAL]

Attest:

Name:
Title:

Name:
Title:

EXHIBIT A

[IF THIS SUBORDINATED NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

E*TRADE FINANCIAL CORPORATION

[    ]% Subordinated Notes due May 16, 2018

CUSIP No.:
$

E*TRADE Financial Corporation, a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases In Subordinated Note attached hereto, which amount shall not exceed $450,000,000, on [            ], 2018 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the Special Interest Payment Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on [            ], [            ], [            ], and [            ] of each year (each, a “Quarterly Interest Payment Date”), commencing [            ] at the rate of [    ]% per annum through and

including the day immediately preceding the Purchase Contract Settlement Date, and thereafter semi-annually in arrears on [        ] and [        ] of each year (each, a “Semiannual Interest Payment Date”), commencing [            ], at the Reset Rate, or if there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, at the Coupon Rate, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment. The Subordinated Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, unless a Successful Remarketing shall have occurred, in which case interest on such amounts shall accrue at the Reset Rate from and after the Purchase Contract Settlement Date, in each case, compounded quarterly through the Purchase Contract Settlement Date and compounded semi-annually thereafter. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Note (or one or more predecessor Subordinated Notes) is registered at the close of business on the Record Date for such Interest Payment Date.

Except as set forth above, payment of the principal of and interest on this Subordinated Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the holder entitled to payment. Payments with respect to any Global Subordinated Note will be made by wire transfer to the Depositary.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

[CORPORATE SEAL]

Attest:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the within mentioned Indenture.

Dated:	___________________

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

REVERSE OF SUBORDINATED NOTE

This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the “Subordinated Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of November [22], 2005, between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 1, dated as of November [22], 2005, between the Company and the Trustee (the “Supplemental Indenture No. 1” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. This Subordinated Note is one of the series designated on the face hereof, limited in aggregate principal amount to $450,000,000.

All terms used in this Subordinated Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Subordinated Notes of this series in whole, but not in part, on any Interest Payment Date prior to the earlier of the date of a Successful Remarketing or the Purchase Contract Settlement Date, at a price per Subordinated Note equal to the Redemption Price as set forth in the Indenture. In addition, the Company may redeem the Subordinated Notes, in whole or in part, on a date not earlier than the later of (i) the second anniversary of the Purchase Contract Settlement Date, or (ii) five years after commencement of any Deferral Period then in effect at a price per Subordinated Note equal to the Redemption Price, as set forth in the Indenture. Except as set forth in the preceding paragraph and in Article 3 of the Supplemental Indenture No. 1, the Company may not redeem the Subordinated Notes at its option prior to the Maturity Date.

Pursuant to Section 8.05 of the Supplemental Indenture No. 1, if there has not been a Successful Remarketing on or prior to the Final Remarketing Date, holders of Subordinated Notes will have the right (the “Put Right”) to require the Company to purchase such Subordinated Notes on the Purchase Contract Settlement Date, in the case of Separate Subordinated Notes upon a notice to the Trustee on or prior to the second Business Day prior to the Purchase Contract Settlement Date, at a price per Subordinated Note to be purchased equal to the principal amount of the applicable Subordinated Note, plus accrued and unpaid interest to, but excluding, the Purchase Contract Settlement Date (the “Put Price”).

The Company shall have the right, in its sole and absolute discretion at any time and from time to time while the Subordinated Notes are outstanding, to defer payments of interest by extending the interest payment for the Subordinated Notes at any time or from time to time prior to the Purchase Contract Settlement Date, provided that such Deferral Period (or any extension thereof) may not extend beyond the Purchase Contact Settlement Date or Redemption Date of any Subordinated Note, and must end on an Interest Payment Date or, if the Subordinated Notes

are redeemed, on an Interest Payment Date or the Redemption Date for the Subordinated Notes, and provided further that at the end of each Deferral Period the Company shall pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law at the rate accruing on such Subordinated Notes). Prior to the termination of a Deferral Period, the Company may further extend the interest payment for the Subordinated Notes, provided that such Deferral Period together with all such previous and further extensions may not exceed the maximum deferral period, end on a date other than an Interest Payment Date or extend beyond the earlier of a Purchase Contact Settlement Date or Redemption Date of any Subordinated Note.

The Subordinated Notes are not entitled to the benefit of any sinking fund and will not be subject to defeasance or covenant defeasance.

If an Event of Default with respect to Subordinated Notes of this series shall occur and be continuing, the principal of the Subordinated Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Subordinated Notes at the time outstanding. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Subordinated Notes at the time outstanding, on behalf of the holders of all Subordinated Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Subordinated Note shall be conclusive and binding upon such holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Note is registrable in the security register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Subordinated Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, except as provided for in Section 2.03 of Supplemental Indenture No. 1. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Notes of this series are exchangeable for a like aggregate principal amount of Subordinated Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company agrees, and by acceptance of a Corporate Unit or a Separate Subordinated Note, each holder will be deemed to have agreed (1) for United States federal, state and local income and franchise tax purposes to treat the acquisition of a Corporate Unit as the acquisition of an Applicable Ownership Interest in Subordinated Notes and the Purchase Contract constituting the Corporate Unit and (2) to treat the Applicable Ownership Interest in Subordinated Notes or Separate Subordinated Note, as the case may be, as indebtedness for United States federal, state and local income and franchise tax purposes.

THIS SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Subordinated Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Subordinated Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name
Title:

Attest:
By:
Name:
Title:

SCHEDULE OF INCREASES OR DECREASES IN SUBORDINATED NOTE

The initial principal amount of this Subordinated Note is $450,000,000. The following increases or decreases in a part of this Subordinated Note have been made:

Date	Amount of decrease in principal amount of this Subordinated Note	Amount of increase in principal amount of this Subordinated Note	Principal amount of this Subordinated Note following such decrease (or increase)	Signature of authorized officer of Trustee